UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2005,  UTStarcom, Inc. (“UTSI”) announced that it had entered into a definitive agreement (the “Asset Purchase Agreement”) to sell substantially all of the assets and selected liabilities of  its  semiconductor design business division, including the assets related to its prior acquisition of Advanced Communications Devices Corporation, to Marvell Technology Group Ltd.  (“Marvell”).

Under the terms of the Asset Purchase Agreement, Marvell will purchase substantially all of the assets and assume selected liabilities of UTSI’s System-on-Chip semiconductor business division for $24 million in cash.  Additionally, in accordance with the Asset Purchase Agreement, Marvell may pay an additional $16 million upon certain defined milestones being achieved.

The closing of the Asset Purchase Agreement is expected to be completed within 60 days subject to satisfaction of certain closing conditions, including regulatory requirements.

Item 8.01 Other Events

On December 21, UTStarcom, Inc. issued a press release entitled “Marvell Signs Definitive Agreement to Acquire UTStarcom’s System-on-Chip Division.”  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	EXHIBIT DESCRIPTION

99.1	Press release entitled “Marvell Signs Definitive Agreement to Acquire UTStarcom’s System-on-Chip Division” dated December 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: December 21, 2005	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Executive Vice President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	EXHIBIT DESCRIPTION

99.1	Press release entitled “Marvell Signs Definitive Agreement to Acquire UTStarcom’s System-on-Chip Division” dated December 21, 2005.